UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 17, 2015

PJT Partners Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-36869	36-4797143
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

280 Park Avenue New York, New York	10017
(Address of principal executive offices)	(Zip Code)

(212) 364-7800

(Registrant’s telephone number, including area code)

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

This Current Report on Form 8-K/A is being furnished as an amendment (this “Amendment”) to the Current Report on Form 8-K furnished by PJT Partners Inc. (the “Company”) with the Securities and Exchange Commission on September 17, 2015 (the “Original 8-K”), which included the Investor Presentation to be used by representatives of the Company in various meetings with analysts and investors regarding the Company and its business in connection with the commencement of “when-issued” trading of the Company’s Class A common stock on September 18, 2015. The Investor Presentation attached as Exhibit 99.1 to the Original 8-K contained an error on slide 15 with respect to the placement of the “Real Estate” and “Secondary Advisory” column headings. The sole purpose of this Amendment is to provide the Investor Presentation with the updated and corrected slide. All other information in the Investor Presentation furnished with this Amendment remains unchanged.

The information contained in this Item 7.01 to the Company’s Current Report on Form 8-K/A, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed filed for any purpose, and shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, regardless of any general incorporation language in any such filing.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	Investor Presentation dated September 17, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 21, 2015

PJT Partners Inc.

By:	/s/ Michael S. Chae
Michael S. Chae
Authorized Person

EXHIBIT INDEX

Exhibit No.	Description

99.1	Investor Presentation dated September 17, 2015.